SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MEETING ADJOURNED
August 31, 2017

Dear Valued Shareholder,

Please help us today. The 2017 special meeting of your fund, JOHCM International Small Cap Equity Fund, was adjourned today to provide shareholders who have yet to cast their important proxy vote with more time to do so. Our records indicate that at the time of this mailing we have not yet received your proxy voting instructions.

We sincerely apologize for the repeated attempts to reach you by mail and phone. However, it is crucial to the business of the Fund to obtain your proxy vote before the adjourned meeting on September 21st. Please help us today by taking a moment to cast a vote for your shares. Thank you for your time and your support of the JOHCM Funds.

Sincerely,

/s/ Dana A. Gentile

Dana A. Gentile,

Secretary

The details of the special meeting are described in the proxy statement that has been sent to all shareholders. That document can be found at proxyonline.com/docs/johcm2017.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-414-5566 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.

HOW TO VOTE

Your proxy voting control number is needed to vote by phone, Internet or touch-tone phone and is found on the enclosed proxy card. Please have this control number available if you vote by one of these methods.

1.	Vote by Phone. Call one of our proxy specialists toll-free at 1-888-414-5566, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four methods listed above to ensure that your vote is recorded by the adjourned special meeting on September 21st.

JOHCM FUNDS

690 Taylor Road, Suite 210, Gahanna, Ohio 43230